UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934


                Date of Event Requiring Report: November 13, 2003
                                                -----------------


                          INTERNATIONAL WIRELESS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in Its Charter)


           Maryland                     000-27045              36-4286069
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(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)


                              110 Washington Avenue
                              North Haven, CT 06473
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code: (203) 234-6350
                                                         ------------------


           -----------------------------------------------------------
          (Former name or former address, if changes since last report)

ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

     Not applicable.

ITEM  2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On November 12, 2003, at a Special meeting of the Shareholders, a majority of the Shareholders of the registrant being present, approved the spin-off of the two subsidiaries of the registrant and any and all remaining assets of the registrant including any intellectual property to enable the registrant to pursue a suitable reverse merger candidate.

ITEM  3.  BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM  4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTANTS.

     Not applicable.

ITEM  5.  OTHER EVENTS.

     On November 12, 2003, at a Special meeting of the Shareholders, a majority of the Shareholders of the registrant being present approved a 30 to 1 reverse split of all existing outstanding common shares of the corporation whereby the issued shares were reduced from 55,714,159 after eliminating all outstanding warrants and options to 1,857,137 common shares.

     In addition, the shareholders approved the spin-off of the two subsidiaries of the registrant and any and all remaining assets of the registrant including any intellectual property to enable the registrant to pursue a suitable merger candidate.

     On November 12, 2003, after the above approved shareholder vote, the Registrant entered into a Reverse Merger Letter of Intent to Purchase PMI Wireless, Inc. a Delaware corporation with its corporate headquarters located in Cordova, Tennessee (hereinafter "PMI").

     Registrant and PMI are currently engaged in good faith negotiations with a view to execute a definitive Reverse Merger Agreement on or before November 17, 2003. The aggregate consideration for the Reverse Merger Agreement shall be $50,000 in cash paid by PMI to the Registrant, all of which is to be paid to the U.S. Internal Revenue Service for the Registrant's prior obligations plus assumption of the Registrants existing debts, for 9,014,800 newly issued common shares of the Registrant. The consideration for the Reverse Merger shall be paid at closing.

     The Reverse Merger Agreement is subject to a due diligence investigation by each of the parties therein of the business and financial conditions of the other party, and the approval of the transaction by the directors and shareholders of each of the parties.

     PMI Wireless, Inc. (www.pmiwireless.com) is an emerging technology leader delivering Customer Premise Equipment (CPE) for Broadband Wireless Access Systems in the ISM, WLL, MMDS and UNII frequency bands. PMI Wireless provides a reduction of build-out costs for Broadband Wireless Access Systems while accelerating the speed of deployment. PMI Wireless is delivering next-generation wireless services that support expanded coverage, seamless global roaming, higher voice quality, high-speed data and a full range of broadband multimedia services, including full motion video, video conferencing, and high-speed Internet access. Additional services will include on-demand medical imaging, real-time road maps, and anytime, anywhere video conferencing.


ITEM  6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     Not Applicable.


ITEM  7.  FINANCIAL STATEMENTS AND EXHIBITS.


     Exhibits:

       Exhibit  No.  Document  Description
       -----------   ---------------------

               10 Letter of Intent to Reverse Merge PMI Wireless, Inc. into International Wireless, Inc. dated November 12, 2003


ITEM  8.  CHANGE  IN  FISCAL  YEAR.

     Not applicable.


ITEM  9.  REGULATION FD DISCLOSRE

     Not applicable


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 14, 2003                          International Wireless, Inc.
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                                                   (Registrant)

                                                    /s/  Jerry Gruenbaum
                                                   ----------------------------
                                                    Jerry Gruenbaum
                                                    Acting President